                                                                  EXHIBIT (d)(6)

                                                                  EXECUTION COPY
                                                                  --------------

                         REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement, dated as of January 23, 2001, by and among Northrop Grumman Corporation, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation ("Holdco"), and Unitrin, Inc., a Delaware corporation ("Unitrin"). Terms which are capitalized herein, and which are defined in the Amended Merger Agreement, shall have the meanings therein set forth.

                                  WITNESSETH:

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Holdco, LII Acquisition Corporation, a Delaware corporation ("Acquisition I") and Litton Industries, Inc., a Delaware corporation (the "Company") are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (the "Amended Merger Agreement"), which provides for (a) the Offer by Holdco in which each Share together with the associated Right accepted by Holdco in accordance with the terms of the Offer will be exchanged for the right to receive from Holdco, at the election of the holder of such Share: (x) the Cash Consideration, (y) the Common Stock Consideration, or (z) the Preferred Stock Consideration, subject to proration as provided in the Offer;

     WHEREAS, immediately prior to the purchase of Shares in the Offer a newly organized subsidiary of Holdco will be merged with and into Parent in the Northrop Merger and will change its name to Northrop Grumman Corporation and following the purchase of Shares in the Offer, Acquisition I will be merged with and into the Company in the Litton Merger with the result that Parent and the Company as the surviving corporations in the Mergers will become wholly owned subsidiaries of Holdco;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Holdco, Acquisition I and Unitrin are entering into a Stockholder's Agreement pursuant to which Unitrin agrees to elect to receive Holdco Common Stock and Holdco Preferred Stock in the Offer;

     WHEREAS, in order to induce Unitrin to enter into the Stockholder's Agreement and to agree to receive Holdco Common Stock and Holdco Preferred Stock in the Offer, Parent and Holdco have agreed to provide the registration rights set forth in this Agreement with respect to such securities.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

     1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Amended Merger Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Approved Transferee" shall mean any transferee of at least 25% of the outstanding Holdco Preferred Stock or 25% of the Registrable Securities.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Conversion Shares" shall mean shares of Holdco Common Stock issued upon conversion, redemption or exchange of shares of Holdco Preferred Stock in accordance with the terms of the Holdco Preferred Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Holder" shall mean Unitrin and its subsidiaries that hold shares of Holdco Common Stock or Holdco Preferred Stock received in the Offer or Conversion Shares and any affiliate or Approved Transferee of Unitrin to which such securities have been assigned or transferred.

     "Majority Holders" shall mean the remaining Holders holding at the time, shares of Holdco Common Stock or Holdco Preferred Stock or Conversion Shares representing more than 50% of the sum of (x) the shares of Holdco Common Stock issued to Unitrin and its subsidiaries in the Offer and held by Holders at the time of determination, (y) all then outstanding Conversion Shares and held by Holders at the time of determination and (z) all shares of Common Stock issuable to the holders of then-outstanding Holdco Preferred Stock upon the conversion thereof.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Registrable Securities" shall mean the shares of Holdco Common Stock and Holdco Preferred Stock received by Unitrin and its subsidiaries in the Offer and the Conversion Shares. As to any particular Registrable Securities held by any Holder, such securities shall cease to constitute Registrable Securities when
(A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution contemplated by the registration statement or (B) such securities shall have ceased to be issued and outstanding.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     2. REQUIRED REGISTRATION. After receipt of a written request from the Holders of Registrable Securities requesting that Holdco effect a registration under the Securities Act of Registrable Securities having a minimum anticipated aggregate offering price of $100,000,000, and specifying the intended method or methods of disposition thereof, Holdco shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to Holdco within 10 Business Days from the date of such Holder's receipt of the aforementioned Holdco's notice) to have Registrable Securities included in such registration pursuant to this Section 2. Thereupon, Holdco shall, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of all shares of Registrable Securities which Holdco has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that Holdco shall not be required to effect more than three (3) registrations of any Registrable Securities pursuant to this Section 2, it being understood that each such registration right shall be deemed used only upon such registration becoming and remaining effective in accordance with the terms hereof.

     3. INCIDENTAL REGISTRATION. If Holdco at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Holdco or any of its subsidiaries pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all Holders at least 15 Business Days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Holdco. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

     Each Holder desiring to have Registrable Securities registered under this
Section 3 shall advise Holdco in writing within 10 Business Days after the date of receipt of such offer from Holdco, setting forth the amount of such Registrable Securities for which registration is requested. Holdco shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, provided that Holdco may in its sole discretion determine to abandon any such registration. If the managing underwriter of a proposed underwritten public offering shall advise Holdco in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Holdco or such demanding security holder would adversely affect the distribution of such securities by Holdco or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis to the extent required, in the opinion of such managing underwriter, to eliminate such adverse effect. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Holdco.

     4.   REGISTRATION PROCEDURES.  If Holdco is required by the provisions of
Section 2 or 3 to effect the registration of any of its securities under the Securities Act, Holdco will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 120 days;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 120 days;

          (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

          (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Holdco shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

          (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective under the Securities Act, (1) an opinion, dated such date, of the independent counsel representing Holdco for the purposes of such registration, addressed to the underwriters, if any, and to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent accountants of Holdco, addressed to the underwriters, if any, and to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Holdco, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request;

          (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (h) make reasonably available to its senior executives and other employees and otherwise provide such assistance to the underwriters as they may reasonably request in the marketing of the Registrable Securities in an underwritten offering, including in connection with any "road show;"

          (i) notify each Holder of Registrable Securities covered by any registration statement of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading and thereafter promptly prepare and furnish, after securing such approvals as may be necessary, to such Holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (j) notify each Holder of Registrable Securities covered by any registration statement of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its commercially reasonable efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

     It shall be a condition precedent to the obligation of Holdco to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall (i) furnish to Holdco such information regarding the Registrable Securities and other securities of Holdco held by such Holder and the intended method of disposition of the Registrable Securities as Holdco shall reasonably request and as shall be required in connection with the action taken by Holdco and (ii) in connection with an underwritten offering, enter into customary agreements (including an underwriting agreement and a custody agreement, each in customary form, and a lock-up agreement with respect to such holder's equity securities of Holdco as may be reasonably requested by the managing underwriter). The method of distribution shall be an underwritten offering if so requested by the Holders.

     5. EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD and to the inclusion of the Registrable Securities on the NYSE), printing and distribution expenses, fees and disbursements of counsel for Holdco, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the securities being registered), expenses of the preparation and delivery of certificates for the Offered Securities, expenses of any special audits incident to or required by any such registration, any marketing or road show expenses, and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Parent, except that Holdco shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

     6.   INDEMNIFICATION AND CONTRIBUTION.

          (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Holdco shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or claim asserted) to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Holdco shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement (X) in reliance upon and in conformity with written information furnished to Holdco by such Holder specifically for use therein or (in the case of any registration pursuant to Section 2 so furnished for such purposes by any underwriter or (Y) if any such untrue statement or omission is made in any such preliminary prospectus and such Holder, being obligated to do so, failed to deliver a copy of the final prospectus prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability after Holdco had furnished such Holder with a sufficient number of copies of the same within a reasonably sufficient time period prior to such sale and the final prospectus corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

          (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Holdco, its directors and officers and each other person, if any, who controls Holdco within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or claim asserted) to which Holdco or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to Holdco by such Holder specifically for use in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, but in an amount not to exceed the net proceeds received by such Holder in the offering.

          (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any Holder of Registrable Securities hereunder shall not exceed the net proceeds received by it in the offering.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7. LISTING ON SECURITIES EXCHANGE. Holdco will, at its expense, list on the NYSE (or such other principal exchange on which it lists its Common Stock) and maintain such listing of all shares of Holdco Common Stock and Conversion Shares issued to Holders in the Offer or issuable upon conversion of the Holdco Preferred Stock so long as any shares of Holdco Common Stock shall be so listed.

     8. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of this Agreement:

          (a) Holdco shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Holdco reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of all of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act; provided, however, that if a Holder has
                                     --------  -------
requested a required registration pursuant to Section 2 and has indicated that such Holder's intended method of distribution is an underwritten offering of Registrable Securities, Holdco shall be obligated to register the Registrable Securities in accordance with the terms hereof, notwithstanding anything to the contrary in this Section 8(a); and

          (b) Holdco shall not be obligated to register the Registrable Securities of any Holder sought to be registered pursuant to Section 2 if Holdco has had a registration statement, under which such Holder had a right to have all such Registrable Securities included pursuant to Section 2 or 3, declared effective within six months prior to the date of the request pursuant to Section 2.

          (c) Holdco shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2 for up to 75 days in the event that (i) Holdco would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the reasonable judgment of Parent's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or pending material business transaction or negotiation or otherwise materially and adversely affect Parent; provided, however, Holdco may not exercise such right more than twice with respect to any registration requested pursuant to Section 2.

     9. SELECTION OF MANAGING UNDERWRITERS. In any underwritten offering of Registrable Securities to be registered pursuant to Section 2, Unitrin and Holdco shall each select one joint book-running lead manager.

     10. HOLDBACK AGREEMENTS. Each Holder of Registrable Securities covered by a registration statement pursuant to Section 2 or 3 agrees, if requested by Holdco or the managing underwriter of an underwritten offering, not to effect any sale or other distribution of equity securities of the Company during the 7 day period prior to, and during the 90 day period beginning with, the effectiveness of such registration statement.

     11.  MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. Holdco will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

          (b) REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Holdco agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (c) AMENDMENTS. This Agreement and all other Agreements may be amended or modified with the written consent of Holdco and the Majority Holders.

          (d) NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

               (i)   If to any Holder, at

                     Unitrin, Inc.
                     One Wacker Drive
                     Chicago, Illinois 06601
                     Attention: Eric J. Draut
                     Facsimile No.: (312) 661-4610

                     with a copy (which shall not constitute notice) to:

                     Skadden, Arps, State, Meagher & Flom (Illinois) 333 W. Wacker Drive
                     Chicago, Illinois 06606
                     Attention: Charles W. Mulaney, Jr.
                                Brian W. Duwe
                     Facsimile No.: (312) 407-0411

               (ii)  If to Parent or Holdco, at

                     Northrop Grumman Corporation
                     1840 Century Park East
                     Los Angeles, California 90067
                     Attention: W. Burks Terry
                     Facsimile No.: (310) 556-4558

                     with a copy (which shall not constitute notice) to:

                     Gibson, Dunn & Crutcher LLP
                     333 South Grand Avenue
                     Los Angeles, California 90071-3197
                     Attention: Andrew E. Bogen, Esq.
                     Facsimile No.: (213) 229-7520

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail.

          (e) RULE 144. So long as Holdco is subject to the reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Registrable Securities by the Holders thereof pursuant to Rule 144 under the Securities Act. Upon the request of any Holder, Holdco will deliver to such Holder a written statement as to whether it is in compliance with the reporting requirements of Rule 144 under the Securities Act.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, including any Approved Transferee.

          (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (i) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (j) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        NORTHROP GRUMMAN CORPORATION


                                               /s/ ALBERT MYERS
                                        By:_____________________________
                                        Name:  Albert Myers
                                        Title: Corp. V.P. & Treasurer


                                        NNG, INC.

                                               /s/ ALBERT MYERS
                                        By:_____________________________
                                        Name:  Albert Myers
                                        Title: President


                                        UNITRIN, INC.

                                               /s/ ERIC J. DRAUT
                                        By:_____________________________
                                        Name:  Eric J. Draut
                                        Title: Senior Vice President and
                                               Chief Financial Officer